                                                     Exhibit 23
                                                      ---------


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 2-89564, No. 33-34998, No. 33-48864, No. 33-45073, No. 33-58952 and No.
33-55660 of CML Group, Inc. and its subsidiaries each on Form S-8, and
Registration Statements No. 33-40936, No. 33-40224 and   No. 33-58054 of CML
Group, Inc. and its subsidiaries each on Form S-3, of our report dated September 27, 1995 appearing in this Annual Report on Form 10-K of CML Group, Inc. and its subsidiaries for the year ended July 31, 1995.



/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 30, 1995

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